UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

FOX CHASE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165416	35-2379633
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040

(Address of principal executive offices) (Zip Code)

(215) 682-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 16, 2010, Fox Chase Bancorp, Inc., a federal corporation (the “Company”) announced that Fox Chase Bancorp, Inc., the newly formed Delaware corporation and proposed holding company for Fox Chase Bank, will commence the syndicated community offering portion of the second-step conversion to sell shares of common stock not subscribed for in the subscription offering or the community offering. The Company also announced the increase of the maximum purchase limitations from 50,000 shares ($500,000) for individual purchasers and 100,000 shares ($1.0 million) for purchases acting together with others, to 5% of the shares sold in the offering for both individual purchasers and for purchasers acting together with others.

A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated June 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2010	By:	/s/ Jerry D. Holbrook
Jerry D. Holbrook
Executive Vice President and Chief Operating Officer